Exhibit 10(a)(13)

             Resolution Amending 1990 Executive Stock Purchase Plan


         RESOLVED, that Section 3 of the Stock Purchase Plan be and hereby is amended to read in its entirety as follows:

                  "3. Eligibility. All officers, key executive employees, and managerial and supervisory salaried employees of the Company and its subsidiaries who participate in an incentive compensation plan maintained by the Company or a Subsidiary, as the case may be, which provides for cash payments ("Bonuses") to such employees if specified performance goals are achieved and which is designated by the Board of Directors as an eligible plan hereunder ("Eligible Plan") shall be eligible to participate in this Plan ("Eligible Employees")."

         FURTHER RESOLVED, that the 1994 Management Incentive Compensation Plan (which is being terminated effective November 4, 1995) and the Performance Incentive Plan (which is being adopted on even date herewith) be and hereby are designated as Eligible Plans under Section 3 of the Stock Purchase Plan, as amended.



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